MUTUAL FUND CUSTODY AGREEMENT

THIS MUTUAL FUND CUSTODY AGREEMENT (this “Agreement”) is entered into as of December 17, 2004, between Marketocracy Capital Management LLC (“MCM), a limited liability company organized under the laws of the State of Delaware with its principal office and place of business at 26888 Almaden Court, Los Altos, California 94022, in its capacities as administrator and investment adviser for Marketocracy Funds (the “Trust”), a statutory trust organized under the laws of the State of Delaware, and each of its outstanding Series (each a “Fund”), and Union Bank of California. N.A. (the Bank), a National Banking Association organized under the laws of the United States of America with its principal place of business at 400 California Street, San Francisco, California 94104.

WHEREAS, the Trust is an open-end management Investment company that is registered under the 1940 Act;

WHEREAS, the Trust is authorized to create separate Series, each with its own separate Investment portfolio:

   WHEREAS, pursuant to the Administration Agreement between MCM and the Trust on behalf of each Fund, MCM is obligated to provide and pay the charges of a custodian for safekeeping of the Funds’ securities; and

WHEREAS, MCM desires that the Securities and moneys of each Fund and each additional Series of the Trust listed on Exhibit B attached hereto, as may be amended from time to time, shall be hereafter held and administered by the Bank pursuant to the terms of this Agreement.

In consideration of the mutual promises set forth below, MCM and the Bank agree as follows:

1.  Definitions. Whenever used in this Agreement or in any Schedules to this Agreement, the words and phrases set forth below shall have the following meanings, unless the context otherwise requires:

1.1   “Account” shall mean each account maintained pursuant to Section 4 of this Agreement by the Bank as the custodian with respect to all of the Securities and moneys owned by or in the possession of the Trust during the period of this Agreement.

1.2   “Authorized Person” shall be deemed to include the President, any Vice President, the Secretary, the Assistant Secretary, the Treasurer and any Assistant Treasurer of the Trust, or any other person, including without limitation persons employed by MCM, whether or not any such person is an officer of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and/or Written Instructions, as the case may be, with respect to the Securities and moneys of the Trust and listed in the certification annexed hereto as Schedule A or such other successor certification as may be received by the Bank from MCM from time-to-time.

1.3   “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees,

1.4   “Business Day” shall mean each day that the New York Stock Exchange is open for trading.

1.5   “Depository” shall mean The Depository Trust Company (“DTC’), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the 1934 Act, its successor or successors and its nominee or nominees, in which the Bank is hereby specifically authorized to make deposits. The term “Depository” shall further mean and include any other person to be named in Written Instructions that is authorized to act as a depository under the 1934 Act and the 1940 Act, its successor or successors and its duly appointed registered nominee or nominees.

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc.
Institutional Securities Services

-1-

1.6   “MCM Money” shall mean any money held in the Account of a Series specifically allocated to be paid to MCM by the Series.

1.7   “Oral instructions” shall mean an oral communication actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized “Person in person or by telephone or any other such system whereby the receiver of such communication is able to verify through passwords, codes or otherwise with a reasonable degree of certainty the identity and authenticity of the sender of such communication.

1.8   “Prospectus” shall mean the Series’ current prospectus and statement of additional information relating to the registration of the Series’ Shares under the Securities Act of 1933, as amended.

1.9   “Security,” or “Securities” means domestic or foreign securities or both within the meanings of Sections 2(a)(36) and 17(f) of the 1940 Act, which are held by the Bank in the Account and shall Include moneys of any currency or other property of a Series and all income and proceeds of sale of such securities or other property of the Trust.

1.10   “Series” refers to Funds shown on Schedule B, attached hereto and made a part hereof by this reference, and any such other Series as may from time-to-time be created and designated in accordance with the provisions of the Trust’s Agreement and Declaration of Trust.

1.11   “Shares” refers to the shares of beneficial interest of a Series of the Trust.

1.12   “Transfer Agent” shall mean the person that performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for MCM with respect to the Trust.

1.13   “Written Instructions” shall mean a written or electronic communication actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by telex or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

1.14  The “1934 Act” refers to the Securities Exchange Act of 1934, and the rules and regulations thereunder, each as amended from time-to-time.

1.15   The “1940 Act” refers to the Investment Company Act of 1940, and the rules and regulations there under, each as amended from time-to-time.

2.   Appointment of Custodian.

2.1  Appointment. MCM hereby constitutes and appoints the Bank as the custodian with respect to all of the Securities and moneys owned by, or in the possession of, the Trust during the period of this Agreement.

2.2  Acceptance. The Bank hereby accepts appointment as the custodian with respect to all of the Securities and moneys owned by, or in the possession of, the Trust and shall perform the duties thereof as hereinafter set forth.

3.  Compensation.

3.1   Compensation for Funds. MCM will compensate the Bank for its services rendered under this Agreement in accordance with the Fee Schedule attached hereto as Schedule C and made a part of this Agreement by this reference.

3.2  Compensation for Future Series. For any Series hereafter established and designated by the Trust for which MCM acts as the investment adviser and administrator, the parties

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-2-

to this Agreement will negotiate in good faith to agree upon the compensation of the Bank for its services rendered under this Agreement with respect to the new Series, and prior to or at the time that the Bank commences serving as such for said Series, such compensation agreement shall be reflected in an amendment to Schedule C of this Agreement, together with the effective date of such amendment.

3.3   Compensation Adjustments. The Bank may adjust any compensation agreed to hereunder from time-to-time by not less than ninety (90) days advance notice from Bank to MCM of such compensation adjustment,

3.4   Invoicing, Payment and Charges.

34.1   As soon as practicable after the end of each calendar month, the Bank shall deliver to MCM an invoice setting forth the compensation to which the Bank is entitled with respect to the Bank’s services hereunder for the month just ended, calculated in reasonable detail in accordance with the Fee Schedule. MCM shall pay such compensation to the Bank promptly but in no event later than the close of business on the fifteenth (15th) Business Day following the Business Day that MCM received such invoice.

3.4.2   If MCM has not paid the invoice, and within the time, specified in Section 3.4.1 hereof, the Bank may charge against any MCM Money such compensation and any reimbursable expenses reasonably incurred by the Bank in the performance of its duties pursuant to this Agreement. The Bank shall also be entitled to charge against any MCM Money the amount of any loss, damage, liability or expense reasonably incurred with respect to the Bank’s services, including counsel fees that are reimbursable to the Bank pursuant to the terms of this Agreement.

3.4.3  The expenses, which the Bank may charge against MCM Money, include, but are not limited to, the reasonable expenses of sub-custodians and foreign branches of the Bank incurred in settling transactions outside of San Francisco or New York City involving the purchase and sale of Securities of the Trust.

3.4.4   Notwithstanding Sections 3.4.2 and 3.4.3 hereof, the Bank shall have no right or power to charge against any moneys of the Trust, and the Bank may charge only MCM Money and only after such money has been specifically allocated as MCM Money.

4.   Custody of Securities and Moneys.

4.1   Account: Receipt and Holding of Assets.

4.1.1  MCM hereby establishes with the Bank, and may in the future establish, a separate account with respect to Securities (including moneys) owned by each Series (each an “Account”). The Account for each Series shall consist of Securities and moneys delivered to and receipted for by the Bank or by any sub-custodian with respect to such Series. The Bank, in its sole discretion, may reasonably refuse to accept any property now or hereafter delivered to it for Inclusion in the Account. The Bank shall notify MCM promptly of such refusal, and the Bank immediately shall return any such property to the Trust or as otherwise directed by MCM pursuant to Written Instructions.

4.1.2  MCM will cause to be delivered to the Bank all Securities and moneys owned by or in the possession of each Series, including cash received from the issuance’s of the Series’ Shares, at any time during the period of this Agreement and shall specify the Series to which the Securities and moneys are to be specifically allocated. For each Account, the Bank shall physically segregate and keep apart on its books, the assets of each Series, including separate identification of Securities held in the Book-Entry System. The Bank will not be responsible for such Securities and moneys until actually received by it. MCM shall instruct the Bank from time-to-time in its sole discretion, by means of Written Instructions as to the manner in which and in what amounts Securities and moneys of a Series are to be deposited on behalf of such Series in the Book-Entry System or the Depository and specifically allocated on the books of the Bank to such Series. Securities and

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-3-

moneys of each Series deposited in the Book-Entry System or the Depository will be represented in accounts that include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or representative capacity.

4.1,3   The Bank shall ensure that (a) the Securities and moneys in each Account (except to the extent of MCM Money) will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of the Bank or any sub-custodian to the Bank or, in the case of cash deposits, liens or rights In favor of the creditors of any sub-custodian arising under bankruptcy, insolvency, or similar laws, and (b) the beneficial ownership of the Securities and moneys in each Account (except to the extent of MCM Money) will be freely transferable without the payment of money or value.

4.2        Accounts and Disbursements. The Bank shall disburse moneys from an Account for a Series only:

4.2.1   In payment for Securities purchased for such Series, as provided in Section 5 hereof;

4.2.2   In payment of dividends or distributions with respect to the Shares of such Series;

4.2.3  In payment of original issue or other taxes with respect to the Shares of such Series;

4.2.4  In payment for Shares that have been redeemed by such Series;

4.2.5  Pursuant to Written Instructions, setting forth the name of such Series, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

4.2.6  To the extent MCM Money, in payment of compensation and in reimbursement of the expenses pursuant to the terms of this Agreement.

4.3       Confirmations and Statements. Promptly after the close of business each day, the Bank shall make available to MCM information with respect to all transfers to and from the account of a Series during that day. The Bank need not send written confirmation or a summary of all such transfers to or from the account of each Series; provided, however, that upon the written request of MCM, Bank shall provide within five (5) Business Days of such written request a copy of any confirmations that include transactions of the Trust. By the eighth (8th) Business Day of each calendar month, the Bank shall furnish MCM with a detailed statement of the Securities and moneys held in the Account for each Series under this Agreement.

4.4       Registration of Securities and Physical Separation.

4.4.1  All Securities held for a Series that are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System pursuant hereto, shall be held by the Bank in that form. All other Securities held by the Bank for a Series shall be registered in the name of the Bank or of any duly appointed registered nominee of the Bank as the Bank may from time-to-time determine (and about whom the Bank has notified MCM), or in the name of the Book-Entry System or the Depository of their successor or successors, or their nominee or nominees. When a reference is made in this Agreement to an action to be taken by Bank, it is understood by the parties that the action may be taken directly or in the case of book-entry Securities, through the appropriate depository.

4.4.2   MCM shall furnish, or cause to be furnished, to the Bank appropriate instruments to enable the Bank to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities that it may hold for the account of a Series. The Bank (or its sub-custodians) shall hold all such

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-4-

Securities specifically allocated to a Series which are not held in the Book-Entry System or the Depository in a separate Account for such Series in the name of such Series physically segregated at all times from those of any other person or persons. If Securities purchased by a Series are in a fungible bulk of Securities registered in the name of the Bank (or its duly appointed registered nominee) or shown on the Bank’s account on the books of the Depository or the Book-Entry System, the Bank shall by book entry or otherwise identify the quantity of those Securities belonging to such Series.

4.5     Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by Written Instructions, the Bank shall with respect to all Securities held for a Series in accordance with this Agreement:

4.5.1   Collect all income due or payable and credit such income promptly on the contractual settlement date, whether or not actually received, to the Account of the appropriate Series, except for income from foreign issues, which shall be credited thereto only upon receipt thereof by the Bank. Income which has not been collected after reasonable effort, within a time agreed upon between MCM and the Bank, shall be repaid to the Bank pending final collection at such date as may be mutually agreed upon by MCM and the Bank;

4.5.2  Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable. The Bank shall make a good faith effort to inform MCM of any call, redemption or retirement date with respect to Securities which are owned by a Series and held by the Bank or its nominee. Notwithstanding the foregoing, the Bank shall have no responsibility to MCM or a Series for monitoring or ascertaining of any call, redemption or retirement date with respect to Securities that are owned by or in the possession of a Series and held by the Bank or its duly appointed registered nominee. The Bank also shall have no responsibility or liability to MCM or to a Series for any loss by a Series for any missed payment or other default resulting therefrom unless the Bank received timely notification, which shall not be less than three (3) Business Days, from MCM specifying the time, place and manner for the presentment of any put bond owned by a Series and held by the Bank or its nominee. The Bank shall not be responsible and assumes no liability to MCM or a Series for the accuracy or completeness of any notification the Bank shall provide to MCM or a Series with respect to put Securities;

4.5.3  Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

4.5.4  Hold in the Account of each Series all rights and other Securities issued with respect to any Securities held by the Bank hereunder for such Series.

4.6      Delivery of Securities and Evidence of Authority. Upon receipt of Written Instructions, the Bank shall:

4.6.1  Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorization, and any other instruments whereby the authority of the Trust as owner of any Securities may be exercised;

4.6.2  Deliver or cause to be delivered any Securities held for a Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

4.6.3  Deliver or cause to be delivered any Securities held for a Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the Account for each Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-5-

4.6.4   Make or cause to be made such transfers or exchanges of the assets of, and take such steps as shall be stated In said Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapltalization of a Series or of the Trust;

4.6.5  Deliver Securities owned by army Series upon sale of such Securities for the account of such Series pursuant to Section 5 hereof;

4.6.6  Deliver Securities owned by any Series upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by such Series for the account of the Series;

4.6.7  Deliver Securities owned by any Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is be delivered to the Bank.

4.6.8  Deliver Securities owned by any Series in connection with any loans of Securities made by such Series, but only against receipt of adequate collateral as agreed upon from time-to-time by the Bank and MCM, which may be in any form permitted under the 1940 Act or any interpretations thereof issued by the Securities and Exchange Commission or its staff that are still in effect and not withdrawn or superseded;

4.6.9  Deliver Securities owned by any Series for delivery as security in connection with any borrowings by such Series requiring a pledge of Series assets, but only against receipt of amount borrowed:

4.6.10  Deliver Securities owned by any Series upon receipt of Written Instructions from MCM for delivery to the Transfer Agent or to the holders of Shares of such Series in connection with distributions in kind, as may be described from time-to-time in the Series’ Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

4.6.11  Deliver Securities owned by any Series for any other proper business purpose, but only upon receipt of Written Instructions from MCM specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

4.7      Endorsement and Collection of Checks. Etc. The Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of a Series.

5.  Purchase and Sale of Investments of the Series.

5.1  Purchases. Promptly after each purchase of a Security for a Series, MCM shall deliver to the Bank Written Instructions specifying with respect to each purchase: (a) the name of the Series to which such Security to be specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the dates of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, if any; (h) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (i) whether the Security purchased is to be deposited in the Book-Entry System or the Depository. The Bank shall receive all Securities purchased by or for a Series and upon receipt of such Securities shall pay out of the moneys held in the Account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written Instructions.

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-6-

5.2   Sales. Promptly after each sale of a Security for a Series, MCM shall deliver to the Bank Written Instructions specifying with respect to such sale: (a) the name of the Series to which the Security sold was specifically allocated; (b) the name of the issuer and the title. of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Series upon such sale; (g) the name of the broker through whom, or the person to whom, the sale was made; and (h) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Bank shall deliver or cause to ‘be delivered the Security to the broker or other person designated by MCM in Written Instructions upon receipt of the total amount payable to such Series upon such sale, provided that the same conforms to the total amount payable to such Series as set forth in such Written Instructions. Subject to the foregoing, the Bank may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6.  Payment of Dividends or Distributions.

6.1  Written Instructions. MCM shall furnish to the Bank Written Instructions regarding the declaration of dividends or distribution with respect to a Series:

6.1.1   On a specified periodic basis and specifying (a) the date of the declaration of such dividend or distribution, (b) the date of payment thereof, (c) the record date as of which shareholders entitled to payment shall be determined, (d) the amount payable per share to the shareholders of record as of the record date, (a) the total amount payable per share to the shareholders of record as of the record date, and the total amount payable to the Transfer Agent on the payment date, or

6.1.2  Setting forth (a) the date of declaration of any dividend or distribution by a Series, (b) the date of payment thereof, (c) the record date as of which shareholders entitled to payment shall be determined, (d) the amount payable per share to the shareholders of record as of the record date, and (e) the total amount payable to the Transfer Agent on the payment date.

6.2           Payment. Upon the payment date specified in such Written Instructions the Bank shall pay out the moneys specifically allocated to and held for the account of the appropriate Series the total amount payable to the Transfer Agent.

7.  Sale and Redemption of Shares of a Series,

7.1   Written Instructions. Whenever the Trust shall sell or redeem any Shares of a Series, MCM shall deliver to the Bank Written Instructions duly specifying (a) the name of the Series whose Shares were sold or redeemed; (b) the number of Shares sold or redeemed, (c) the trade date, and price; and (a) the amount of money to be received or paid by the Bank for the sale or redemption of such Shares.

7.2  Receipt and Credit. Upon receipt of the money proceeds from the issuance of Shares of a Series from the Transfer Agent, the Bank shall credit such money to the Account of the Series.

7.3  Taxes. Upon issuance of any Shares of a Series in accordance with the foregoing provisions of this Section 7, the Bank shall pay, out of the moneys proceeds specifically allocated and held in the Account of such Series, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions specifying the amount to be paid.

7.4  Payment. Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Series received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Bank shall make payment in redemption thereof to the Transfer Agent out of the moneys specifically allocated to and held in the Account of the Series.

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-7-

8. Indebtedness.

8.1  Notices and Written Instructions. MCM will cause to be delivered to the Bank by any bank (excluding the Bank) from which the Trust borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. MCM shall promptly deliver to the Bank Written Instructions stating with respect to each such borrowing: (a) the name of the Series for which the borrowing is to be made; (b) the name of the bank; (C) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement; (d) the time and date, if known, on which the loan is to be entered into (the “borrowing date”); (e) the date on which the loan becomes due and payable; (f) the total amount payable to the Trust for the separate account at the Series on the borrowing date; (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (h) whether the Bank is to deliver such collateral through the Book-Entry System or the Depository; and (i) a statement that such loan is in conformance with the 1940 Act and the Series’ Prospectus.

8.2  Collateral. Upon receipt of the Written Instructions referenced in Section 8.1 hereof, Bank shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instructions. The Bank may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Bank shall deliver as additional collateral, in the manner directed by MCM from time-to-time, such Securities specifically allocated to such Series as may be specified in Written Instructions to collatoralize further any transaction described in this Section 8. MCM shall cause all Securities released from collateral status to be returned directly to the Bank, and the Bank shall receive from time-to-time such return of collateral as may be tendered to it. In the event that MCM falls to specify in Written Instructions all of the information required by this Section 8, the Bank shall not be under any obligation to deliver any Securities. Collateral returned to the Bank shall be held hereunder as it was prior to being used as collateral.

9.            Persons Having Access to Assets of the Series.

9.1   No Affiliate Access. No Trustee, officer, employee or agent of the Trust, and no officer, director, employee or agent of MCM, shall have physical access to the assets of the Trust held by the Bank or be authorized or permitted to withdraw any investments of the Trust, nor shall the Bank deliver any assets of the Trust to any such person. No officer, director, employee or agent of the Bank who holds any similar position with the Trust or MCM shall have access to the assets of the Trust.

9.2  Bank Emplovee Access. The Individual employees of the Bank initially duly authorized by the Board of Directors of the Bank to have access to the assets of the Trust are listed on Schedule A attached hereto and made a part of this Agreement by this reference. The Bank shall notify MCM of any change in the individual employees if the Bank who must be authorized to have access to the assets of the Trust.

9.3  Written Instructions. Nothing in this Section 9 shall prohibit any officer, employee or agent of the Trust, or any officer, director, employee or agent of MCM, from giving Written Instructions to the Bank so long as it does not result in delivery of or access to assets of the Trust prohibited by this Section 9.

10.           Concerning the Bank.

10.1  Standard of Conduct.

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-8-

10.1.1  The Bank shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and reasonably believed by it to be valid or genuine and shall be held harmless in acting reasonably upon Oral Instructions, Written Instructions, any notice given in accordance with Sections 13.2 and 13.3 hereof, or certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder that MCM could reasonably be expected to ascertain, a certificate signed by the President, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of MCM. The Bank may receive and accept a resolution of the Board of Trustees of the Trust, certified by an officer of MCM, as conclusive evidence (a) of the authority of any parson to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees of the Trust pursuant to its Agreement and Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Bank of notice from MCM or the Secretary or an Assistant Secretary of the Trust to the contrary.

10.1.2  The Bank shall be entitled to rely on and may act upon the reasonable advice of counsel (who may be counsel for MCM or the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted to be taken pursuant to such advice; provided, however, that if such reliance involves a potential material loss to MCM or the Trust, the Bank shall advise MCM of any such actions to be taken in accordance with such advice of counsel to the Bank. The Bank shall have no responsibility for reviewing or questioning the acts or records of any prior custodian of the Trust’s assets.

10.1.3  The Bank shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement and shall not be liable for any action it takes or fails to take pursuant to the terms of this Agreement in good faith and without negligence, willful misconduct or willful failures to act by the Bank and its agents or employees.

10.1.4  MCM shall indemnify the Bank and hold it harmless from and against all, losses, liabilities, demands, claims, actions, expenses, attorneys’ fees, and taxes (“Losses”) with respect to each Series that the Bank may suffer or incur arising out of or in connection with the Bank’s performance of this Agreement except to the extent such Losses may arise from any action the Bank takes or fails to take in connection with this Agreement other than in good faith or with negligence, willful misconduct or willful failures to act by the Bank or its agents or employees.

10.1.5  The Bank shall indemnify MCM and the Trust and hold each harmless from and against all Losses that MCM or the Trust may suffer or incur arising out of or in connection with any action the Bank takes or falls to take in connection with this Agreement other than in good faith or with negligence, willful misconduct or willful failures to act by the Bank or its agents or employees, except to the extent that such Losses may arise from any action MCM or the Trust takes or fails to take in connection with this Agreement other than in good faith or with negligence, willful misconduct or willful failures to act by MCM, the Trust or its respective agents or employees.

10.1.6  If a MCM requires the Bank to take any action with respect to Securities, which action involves the payment of money or which action may, in the reasonable opinion of the Bank, result in the Bank or its nominee assigned to such Series being liable for the payment of money or incurring liability of some other form, MCM, as a prerequisite to requiring the Bank to take such action, shell, prior to the Bank taking such action, provide indemnity in writing to the Bank in an amount and form satisfactory to it.

10.2     Limit of Duties. Without limiting the generality of the foregoing, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

10.2.1  The validity of the issue of any Securities purchased by any Series, the legality of the purchase thereof, the permissibility of the purchase thereof under the Trust’s governing documents, or the propriety of the amount paid therefore;

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-9-

10.2.2  The legality of the sale of any Securities by any Series, the permissibility of such sale under the Trust’s governing documents, or the propriety of the amount for which the same are sold;

10.2.3  The legality of the issue or the sale of any Shares, or the sufficiency of the amount to be received therefore;

10.2.4  The legality of the redemption of any Shares, or the sufficiency of the amount to be paid therefore;

10.2.5  The legality of the declaration or payment of any dividend or other distribution of any Series; or

10.2.6  The legality of any borrowing for temporary or emergency administrative purposes.

10.3  No Liability Until Receipt. The Bank shall not be liable for, or considered to be the custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Series until the Bank actually receives and collects such money directly or by the final crediting of the account representing the Trust’s interest in the Book-Entry System or the Depository.

10.4  Collection Where Payment Refused. The Bank shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by Written Instructions from MCM and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

10.5  Appointment of Agents and Sub-Custodians. Subject to compliance with the 1934 Act and the 1940 Act, the Bank may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as sub-custodian or as sub-custodians of Securities and moneys at any time owned by any Series, upon terms and conditions specified in Written Instructions from MCM. In selecting a Depository and/or sub-custodian located in a country other than the United States (“Foreign Sub-Custodian”), the Bank shall comply with the 1940 Act and use reasonable care in connection therewith, and shall oversee the maintenance of any Securities or moneys of the Trust by any Foreign Sub-Custodian.

10.6  No Duty to Ascertain Authority. The Bank shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it with respect to the Trust and, specifically allocated to a Series are such as may properly be held by the Series and specifically allocated to such Series under the provisions of the Agreement and Declaration of Trust and the Series’ Prospectus.

10.7  Reliance on Certificates and Instructions. The Bank shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Bank pursuant to the applicable Sections of this Agreement and reasonably believed by the Bank to be (a) genuine and (b) given by an Authorized Person. MCM agrees to forward to the Bank Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Bank, whether by hand delivery, telex, or otherwise, by the close of business on the same day that such Oral Instructions are given to the Bank. MCM agrees that if such confirming instructions are not received by the Bank, this lack of receipt of confirming Written Instructions shall in no way affect the validity for the transactions or enforceability of the transactions hereby authorized by MCM. MCM agrees that the Bank shall incur no liability to MCM or the Trust in acting upon Oral Instructions given to the Bank hereunder concerning such transactions provided such Oral Instructions reasonably appear to have been received from a duly Authorized Person.

10.8  Inspection of Books and Records. The books and records of the Bank regarding the Trust shall be open to inspection and audit at reasonable times by officers of, and auditors employed

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-10-

by, the Trust or MCM and also by employees of the Securities and Exchange Commission or other securities regulatory authority of competent jurisdiction. The Bank shall provide MCM, upon request, with any report obtained by the Bank on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as MCM may reasonably request from time-to-time; provided, however, that in the event that MCM shall require a report of internal accounting control produced by the auditors of the Series rather than of the Bank, then such report shall be prepared at the expense of the Series, and MCM agrees to pay for the time expended by Bank on such audit and report at the hourly rate set forth on Schedule C attached hereto.

11.  Term and Termination.

11.1  Term. This Agreement shall become effective on the date first set forth above (the “Effective Date”) for each Fund and shall continue in effect thereafter as the parties may mutually agree.

11.2   Termination. Either of the parties hereto may terminate this Agreement with respect to any Series by giving to the other party a notice specifying the date of such termination, which shall be not less than ninety (90) days after the date of receipt of such notice. In the event such notice is given by MCM, the notice shall designate a successor custodian or custodians, which shall be a person qualified to so act under the 1934 Act and the 1940 Act. In the event such notice is given by the Bank, MCM shall, on or before the termination date, deliver to the Bank Written Instructions designating a successor custodian or custodians. In the absence of such designation by MCM, the Bank may designate a successor custodian, which shall be a person qualified to so act under the 1934 Act and the 1940 Act. If MCM fails to designate a successor custodian for any Series, the Trust, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Bank of all Securities (other than Securities held in the Book-Entry Systems that cannot be delivered to the Trust) and moneys then owned by such Series, shall be deemed to be its own custodian, and the Bank shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System that cannot be delivered to the Trust.

11.3   Effect of Termination. Upon the date set forth in a notice pursuant to Section 11.2 hereof, this Agreement shall terminate to the extent specified in such notice, and the Bank shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then held by the Bank and specifically allocated to the Series specified, after deducting from any MCM Money any unpaid compensation the Bank to which the Bank is entitled pursuant to this Agreement, together with any unpaid reimbursable expenses reasonably incurred by the Bank in the performance of its duties pursuant to this Agreement, with respect to such Series.

12.           Additional Services by Bank.

12.1  Investments in Bank Deposits. If allowed by the Prospectus of a Series, MCM may direct that the assets of the Series be invested in deposits in the Bank or its affiliates bearing a reasonable rate of Interest.

12.2   Other Bank Services. Any Authorized Person may direct the Bank to utilize other services or facilities provided by UnionBanCal Corporation (“UBCC”), its subsidiaries or affiliates including the Bank. Such services shall include, but not be limited to (1) the placing of orders for the ‘purchase, sale exchange, investment or reinvestment of Securities through any brokerage service conducted by, or (2) the purchase of units of any investment company managed or advised by the Bank, UBCC, or their subsidiaries or affiliates and/or for which the Bank, UBCC, or their subsidiaries or affiliates act as custodian or provide Investment advice or other services for a fee, including, without limitation, the HighMark Funds. MCM hereby acknowledges that the Bank, UBOC or their subsidiaries or affiliates will receive fees for such services in addition to the fees payable under this Agreement. The Fee Schedule, Schedule C attached hereto, shall be amended in accordance herewith to reflect such additional directed services before provision of such services.

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-11-

13.           Miscellaneous.

13.1  Authorized Persons. Attached hereto as Schedule A is a certification signed by MCM setting forth the names and the signatures of the present Authorized Persons. MCM agrees to furnish to the Bank a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Bank shall be entitled to act under the provisions of this Agreement upon Oral Instructions and/or Written Instructions, as the case may be, of the present Authorized Persons as set forth in the last delivered certification.

13.2   Notices to the Bank. Any notice authorized or required by this Agreement to be given to the Bank, shall be in writing and addressed to the Bank and mailed or delivered to it at its offices at:

Union Bank of California, N.A.
Mutual Fund Services Dept., Trust Group
475 Sansome Street, 15th Floor
San Francisco, California 94111

or such other place as the Bank may from time-to-time designate in writing.

13.3         Notices to MCM. Any notice authorized or required by this Agreement to be given to MCM, shall be in writing and addressed to MCM and mailed or delivered to it at its offices at ______

Marketocracy Capital Management LLC
26888 Almaden Court
Los Altos, California 94022

or at such other place as MCM may from time-to-time designate in writing.

13.4             Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

13.5  Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns: provided, however, that this Agreement shall not be assignable by MCM without the written consent of the Bank, or by the Bank without the written consent of MCM authorized or approved by a resolution of the Board of Trustees of the Trust, and any attempted assignment without such written consent shall be null and void.

13.6  Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

13.7  Captions. The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

13.8   Counterparts, This Agreement may be executed in any number of counterparts, each of which shall be doomed to be an original, but such counterparts shall, together, constitute only one instrument.

13.9   Records. The Bank shall keep records relating to its services to be performed hereunder, in the form and manner, and for such period, as it may deem advisable and is agreeable to MCM but not inconsistent with applicable laws, including without limitation, the rules and regulations of appropriate government authorities, in particular Section 31 of the 1940 Act and the

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-12-

rules promulgated by the Securities and Exchange Commission thereunder. The Bank acknowledges and agrees that it shall comply with the requirements of Rule 31a-3 of the 1940 Act as that rule pertains to banks, and agrees to make records relating to the services Bank performs under this Agreement for MCM or the Trust available upon request of MCM or the Trust, and will preserve, for the periods specified in Rule 32a-2, any records that are required by Rule 32a-1 to be kept.

13.10   Proprietary and Confidential Information.

13.10.1  “Confidential Information” as used in this Section 13.10 shall mean any and all information, regardless of the form or manner in which it is disclosed to the recipient (“Recipient”) by the discloser (‘Discloser”), relating to the business, operations, products, systems, and/or services, and/or to discussions, negotiations, and/or agreements between the parties, including, without limitation: (a) proprietary information, technologies, know-how, processes, software and related documents, research, design details, specifications, and other information related to the current, future and proposed products and services of the Discloser; (b) analyses, projections, statistics, forecasts, and other financial and accounts information: (c) customer lists and other customer information, sources of supply, sales, product, and marketing data and plans, business plans and models, and personnel and shareholder data; and (d) any other confidential or proprietary information relating to Discloser’s business or operations, or information designated as confidential, proprietary, or the like. Confidential information shall also be deemed to include all notes, memoranda, and other documentation of Recipient and/or Recipient’s agents, representatives and advisers (‘Representatives”) relating to, derived from, and/or incorporating any Confidential, information of Discloser.

13.10.2   As used herein, “Confidential Information” does not include information that Recipient can demonstrate: (i) is or becomes publicly disclosed or available with no breach hereof by or on behalf of Recipient; (ii) was previously in Recipient’s possession (in written or other recorded form) with no obligation to maintain confidentiality; or (iii) was received by Recipient from a third party not under any obligation of confidentiality to Discloser.

13.10.3  “Non-Public Customer Information” as used in this Section 13.10 shall mean non-public personal information about customers of MCM or the Trust.

13.10.4  Recipient shall: (i) use Confidential Information, including making any copies thereof (which shall be done only in a manner that preserves all confidentiality notices in full) solely for the purposes of the performance of its obligations under this Agreement; (ii) not disseminate or disclose any Confidential Information in any way to any third party, other than to its employees and Representatives that have a need to know such information and have agreed to be bound by the terms hereof, and governmental and regulatory authorities having jurisdiction over the Recipient and Recipient’s outside auditors who have agreed not to disseminate or disclose Confidential Information and further unless required by law or pursuant to a valid court order, in which case Recipient shall give Discloser reasonable notice prior to such disclosure and shall cooperate (at Discloser’s expense) to assist Discloser in obtaining a protective order or equivalent: (iii) use the same degree of care to limit disclosure of Confidential Information as it uses to protect its own proprietary and confidential information, but in any event at least reasonable care; (iv) immediately give notice to Discloser of any unauthorized use or disclosure of Confidential Information, and assist Discloser in remedying any such unauthorized use or disclosure; and (v) refrain from reverse engineering, decompiling or disassembling any software code and/or prerelease hardware devices disclosed by Discloser to Recipient under the terms of this Agreement, except as expressly permitted by applicable law.

13.10.5  All Confidential Information is and shall remain the property of Discloser, and no license or other rights to Confidential Information is granted or implied hereby. At the request of Discloser, Recipient shall promptly return all Confidential Information and related materials (including those generated internally by Recipient as described above) and any copies thereof, and permanently delete and destroy all Confidential Information stored digitally or electronically. Upon Discloser’s request, an authorized representative of Recipient shall certify such destruction to Discloser in writing.

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-13-

13.10.6   Within its organization, the Bank shall restrict access to Non-Public Customer information to those employees of the Bank for whom it is necessary or appropriate to know or use such Non-Public Customer Information, and the Bank shall not disclose any such Non-Public Customer Information to anyone, except to MCM, the Trust, the Transfer Agent, in each case as is reasonably necessary or appropriate in connection with this Agreement or MCM’s services to the Trust, provided that each disclosure complies with applicable federal and state laws, rules, and regulations (including without limitation, Title V of the Gramm-Leach-Bllley Act), protecting the privacy rights of such customer or as otherwise permitted or required by law. The Bank shall maintain reasonable physical, electronic and procedural safeguards to maintain the confidentiality of any Customer Non-Public Customer Information it receives pursuant to this Agreement.

13.11   Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

14.   Dispute Resolution Provision

14.1   Jury Waiver. The parties hereby waive their respective rights to a jury trial in any litigation arising out of or relating to this Agreement or any related agreements or instruments, including without limitation any claim based on or arising out of an alleged tort.

14.2  Judicial Reference. If any such litigation is commenced in a California state court, any party may also elect to have all decisions of fact and law determined by a referee appointed by the court in accordance with applicable state reference procedures. The referee shall be a retired Judge, agreed upon by the parties, from either the American Arbitration Association (AAA) or J.A.M.S./Endispute, Inc. (JAMS). If the parties cannot agree, the party who initially selected the reference procedure shall request a panel of ten retired judges from either AAA or JAMS and the court shall select the referee from that panel. The costs of the reference procedure, including the fee for the court reporter, shall be borne equally by all parties as the costs are incurred. The Referee shall hear all pre-trial and post-trial matters, including requests for equitable relief, conduct a non-jury trial, prepare an award with written findings of fact and conclusions of law, and award attorney fees and costs to the prevailing party. Judgment upon the award shall be entered in the court in which such proceeding was commenced and all parties shall have full rights of appeal.

15.  Merger or Consolidation of Bank. Any corporation or association (i) into which the Bank may be merged or with which it may be consolidated, (ii) resulting from any merger, consolidation, or reorganization to which the Bank may be a party, or (iii) to which all or substantially all of the fiduciary business of the Bank may be transferred shall become a Successor Custodian under this Agreement without the necessity of executing any instrument or performing any further act subject to the provision of this Agreement concerning termination of this Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers there under duly authorized as of the day and year first above written.

MARKETOORACY CAPITAL MANAGEMENT LLC	UNION BANK OF CALIFORNIA, N.A.
Investment Adviser and Administrator to
Marketocracy Funds

By: /s/Stuart R. Brunet	By: /s/Mark B. Peterson
Stuart R. Brunet, President	Mark B. Peterson, Vice President

By: /s/Carl E. Schultz
Carl E. Schultz, Senior Vice President
Vice President

Date: December 17, 2003	Date: December 19, 2003

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-14-

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-15-

Schedule A
AUTHORIZED PERSONS

Part I — Authorized Persons of Bank

Part II — Authorized Persons of the Trust
Oral Instructions:

Kendrick W. Kam, President

Stuart R. Brunet, Vice President

James R. Matel, Assistant Secretary

Written Instructions:

Kendrick W. Kam, President

Stuart R. Brunet, Vice President

James R. Matel, Assistant Secretary

MARKETOCRACY CAPITAL MANAGEMENT LLC
Investment Adviser and Administrator to
Marketocracy Funds

BY: /s/ Stuart R. Brunet
DATE: January 7            , 2004

UNION BANK OF CALIFORNIA, N.A.

By:______________________________
Vice President
DATE:_____________, 2004

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-16-

Schedule B

FUNDS

Marketocracy Masters 100SM Fund

Marketocracy Technology Plus Fund

MARKETOCRACY CAPITAL MANAGEMENT LLC
Investment Adviser and Administrator to
Marketocracy Funds

BY: /s/ Stuart R. Brunet
Stuart R. Brunet, President

Date: December 17, 2003

UNION BANK OF CALIFORNIA, N.A.

BY:/s/ Mark B. Peterson
Mark B. Peterson, Vice President

By: /s/ Carl E. Schultz
Carl. E. Schultz, Senior Vice President

Date: December 19, 2003

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services

-17-

Schedule C

MUTUAL FUND SERVICES
SCHEDULE OF FEES

Custody:    Three Basis Points (3 BPS) on Net Asset Value

Transactions

Depository Eligible          $0.00

Depository Ineligible       $0.00

Disbursements                                  $15.00

Minimum Fee                                    $3,500,00 per annum

*A transaction is defined as any activity affecting assets, such as purchase, sale tender offer, stock dividend, free deliveries, maturity, exchange, redemption, etc. Fees for foreign securities, foreign exchange transactions, international wires and nonstandard services are quoted separately.

MARKETOCRACY CAPITAL MANAGEMENT LLC
Investment Adviser and Administrator to
Marketocracy Fun

BY: /s/ Stuart R. Brunet
Stuart R. Brunet, President

Date: December 17, 2003

UNION BANK OF CALIFORNIA, N.A.

BY:/s/ Mark B. Peterson
Mark B. Peterson, Vice President

By: /s/ Carl E. Schultz
Carl. E. Schultz, Senior Vice President

Date: December 19, 2003

UNION BANK OF CALIFORNIA, N.A
Marketocracy_Funds_Agmt_v5.doc
Institutional Securities Services